As filed with the Securities and Exchange Commission on June 13, 2024

Registration No. 333-261554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-261554

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Melco Resorts & Entertainment Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

37th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

+852-2598-3600

(Address of Principal Executive Offices) (Zip Code)

Melco Resorts & Entertainment Limited,

2021 Share Incentive Plan (As Amended)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-212-947-7200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Sharon Lau

Stacey Wong

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536 1161

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-261554) (the “Registration Statement”) relating to the Melco Resorts & Entertainment Limited, 2021 Share Incentive Plan (the “2021 Share Incentive Plan”) is being filed by Melco Resorts & Entertainment Limited with the Securities and Exchange Commission solely to reflect the adoption of the Melco Resorts & Entertainment Limited, 2021 Share Incentive Plan (As Amended), which became effective as of June 13, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of this Registration Statement (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 13, 2024.

MELCO RESORTS & ENTERTAINMENT LIMITED

By:	/s/ Lawrence Yau Lung Ho
Name:	Lawrence Yau Lung Ho
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey Stuart Davis, Graham Paul Winter and Tim Y. Sung, as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 13, 2024.

Signature	Title

/s/ Lawrence Yau Lung Ho	Chairman, Chief Executive Officer and Director
Lawrence Yau Lung Ho	(principal executive officer)

/s/ Clarence Yuk Man Chung	Director
Clarence Yuk Man Chung

/s/ Evan Andrew Winkler	President and Director
Evan Andrew Winkler

/s/ Alec Yiu Wa Tsui	Independent Non-Executive Director
Alec Yiu Wa Tsui

/s/ Thomas Jefferson Wu	Independent Non-Executive Director
Thomas Jefferson Wu

/s/ John William Crawford	Independent Non-Executive Director
John William Crawford

/s/ Francesca Galante	Independent Non-Executive Director
Francesca Galante

/s/ Geoffrey Stuart Davis	Executive Vice President and Chief Financial Officer
Geoffrey Stuart Davis	(principal financial officer)

/s/ Amy L. Kuzdowicz	Senior Vice President and Chief Accounting Officer
Amy L. Kuzdowicz	(principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this registration statement or amendment thereto in New York on June 13, 2024.

AUTHORIZED U.S. REPRESENTATIVE COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.6*	The Registrant’s 2021 Share Incentive Plan (As Amended).

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.